PricewaterhouseCoopers LLP One North Wacker
Chicago, IL 60606
Telephone (312) 298 2000
Facsimile (312) 298 2001
EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2005 relating to the financial statements and financial statement schedules, which appears in Meadowbrook Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
June 11, 2007